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                                                                    Exhibit 3.10

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                             BENGAL ACQUISITION CO.


It is hereby certified that:

            1. The name of the corporation (hereinafter called the "Corporation") is: Bengal Acquisition Co.

            2. The Certificate of Incorporation of the Corporation is hereby amended, effective as of 12:01 a.m. on September 18, 2003 by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

            "FIRST: The name of the corporation (hereinafter called the "Corporation") is: Interlott Technologies, Inc."

     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Executed as of September 17, 2003.


                                    By:
                                       -----------------------------------------
                                       William M. Pieri, Vice President and
                                       Treasurer

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                          CERTIFICATE OF INCORPORATION

                                       OF

                             BENGAL ACQUISITION CO.

                                  ------------

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is Bengal Acquisition Co.

     SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Corporate Trust Center, Wilmington, Delaware 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted by and promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is three thousand (3,000) shares of Common Stock with a par value of one cent ($.01) per share.

     FIFTH: No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing clause shall not apply to any liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the time this Article became effective.

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     SIXTH: The name and mailing address of the Incorporator is as follows:

        NAME:                           MAILING ADDRESS:
        ----                            ---------------
     Michael K. Prescott, Esq.          c/o GTECH Corporation
                                        55 Technology Way
                                        West Greenwich, RI 02817

     SEVENTH: The Corporation is to have perpetual existence.

     EIGHTH: Elections of Directors need not be by written ballot unless the By-laws of the Corporation so provide.

     NINTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the Board of Directors of the Corporation is authorized and empowered to adopt, alter, amend and repeal the By-laws of the Corporation in any manner not inconsistent with the laws of Delaware.

     TENTH: The Corporation shall indemnify its officers, directors, employees and agents to the greatest extent permitted by the General Corporation Law of Delaware.

     ELEVENTH: Meetings of the stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

     TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this ___ day of February, 2003.


                                       ---------------------------------
                                       Michael K. Prescott, Esq.
                                       Incorporator